UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 28, 2005

Date of Earliest Event Reported:  February 22, 2005

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -Registrant’s Business and Operations

Item 1.01.                 Entry Into a Material Definitive Agreement.

1.                                       On February 22, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sauer-Danfoss Inc. (the “Company”) awarded Performance Units to participants under the Company’s 1998 Long-Term Incentive Plan (the “LTIP”), including all Executive Officers, pursuant to 2005 Performance Unit Award Agreements (“Award Agreements”).  The Performance Period for the Performance Units is January 1, 2005 to December 31, 2007.

The Performance Units were awarded on the condition that the participants remain employed by the Company from the Date of Award through the end of the Performance Period.  Subject to the terms of the LTIP and the Award Agreement, participants shall be entitled to receive payment of the number of Performance Units earned by the participants over the Performance Period, where the number of Performance Units is determined as a function of the extent to which the corresponding performance goals have been achieved.

The Performance Measure under the Award Agreements is the Simple Average Annual Return on Net Assets as derived from the consolidated financial statements of the Company for the Performance Period.  Annual Return on Net Assets (“Annual RoNA”) is defined as earnings before taxes, interest expense, and minority interest per the audited consolidated financial statements of the Company for the fiscal year divided by the average net assets for the four quarters in the fiscal year (i.e., the sum of net assets at the beginning of the year plus net assets at the end of each of the next four quarters divided by five).  Net assets are defined as the sum of total equity including minority interest, and all interest bearing indebtedness shown in the consolidated balance sheet.  The Simple Average Annual RoNA is defined as the sum of the three annual RoNA calculations for each of the three fiscal years comprising the Performance Period divided by three.

Achievement of a Simple Average Annual RoNA over the Performance Period equal to 15% will entitle the participant to payment of the Target Number of Performance Units awarded as set forth in the Award Agreement, subject to other provisions of the LTIP and the Award Agreement.  Achievement of a Simple Average Annual RoNA equal to 17% entitles the participants to payment of 200% of the Target Number of Performance Units awarded.  Achievement of a Simple Average Annual RoNA of 11% entitles the participants to payment of 50% of the Target Number of Performance Units awarded.  Achievement of a Simple Average Annual RoNA between 11% and 17% entitles the participants to payment of the number of Performance Units interpolated according to a performance achievement function defined by the foregoing achievement levels and reflected on a graph attached to each Award Agreement.  Achievement of a Simple Average Annual RoNA of less than 11% shall result in no payment of Performance Units to the participants under the Award Agreements.

The Award Agreements provide that payment of any earned Performance Units following the close of the Performance Period shall be made 100% in shares of the common stock of the Company (the “Shares”).  Participants will receive one Share for each earned Performance Unit.  The Company will withhold from any such payout Shares having a value equivalent to the amount needed to satisfy the minimum statutory tax withholding requirements of the Company or its subsidiary in the appropriate taxing jurisdiction.

During the Performance Period, the participant will not have voting rights with respect to the Performance Units, but participants shall receive all dividends, dividend equivalents and other distributions paid with respect to the number of Shares equal to the number of Performance Units granted under each Award Agreement.

In the event the employment of a participant is terminated by reason of death, disability, or retirement (as such terms are defined in the LTIP) during the Performance Period, the participant or the participant’s beneficiary or estate shall be entitled to receive a prorated payment of the Performance Units.  Subject to the terms of the LTIP, in the event that a participant terminates employment with the Company for any other reason, or in the event that the Company terminates the employment of the participant with or without cause, all Performance Units awarded to the participant under the Award Agreement shall be forfeited; provided, however, that in the event of a termination of the employment of the participant by the Company with or without cause, the Compensation Committee, in its sole discretion, may waive such automatic forfeiture provision and pay out on a prorata basis.

In the event of a Change in Control (as defined in the LTIP) during the Performance Period, the Target Number of Performance Units shall become payable in full and such payments shall be made within 75 calendar days following the date of the Change in Control.  In the event of a Change in Control, the Compensation Committee, in its sole discretion, may make such payment of the Target Number of Performance Units in the form of cash or in Shares or in a combination thereof.  The number of Shares to be issued, if any, shall be equal to the number of earned Performance Units designated by the Compensation Committee to be paid in Shares.  The amount of cash to be paid, if any, shall be equal to the Fair Market Value, as defined in the LTIP, of a Share as of the date of the Change in Control multiplied by the number of Performance Units designated by the Compensation Committee to be paid in cash.

The Compensation Committee has the sole discretion to adjust the number of Performance Units awarded pursuant to the Award Agreements, in accordance with the LTIP.

The Award Agreements contain covenants not to compete (as defined in the LTIP) whereby the participants shall not compete with the Company or any of its subsidiaries at any time during the participants’ employment and for a period of eighteen (18) months following the termination of a participant’s employment with the Company and its subsidiaries for any reason.  The Award Agreements also contain a confidentiality agreement whereby the participants shall not disclose to any other person Confidential Information (as defined in the Award Agreements) concerning the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ trade secrets of which a participant has gained knowledge during his employment with the Company.  The participants also shall not at any time during their employment and for a period of eighteen (18) months following the termination of employment with the Company and its subsidiaries for any reason (a) employ or arrange for any other person to employ or retain any person who is an employee or consultant of the Company or its subsidiaries, or (b) solicit or arrange to have any other person solicit business from any entity that was a customer of the Company or any of its subsidiaries during the time of the participant’s employment, whether or not the participant had personal contact with such person.

The Award Agreements are not employment agreements, do not confer upon participants any right to continuation of employment by the Company, nor do the Award Agreements interfere in any way with the Company’s right to terminate a participant’s employment at any time.  The participants agree that the granting of Awards under the Award Agreements are made on a fully discretionary basis by the Compensation Committee and that the Award Agreements do not lead to a vested right to further Awards in the future.  Further, the Awards set forth in the Award Agreements constitute non-recurrent benefits and the terms of Award Agreements are only applicable to the Awards distributed pursuant to such Award Agreements.

If there is any inconsistency between the terms of the Award  Agreements and the terms of the LTIP, the terms of the LTIP shall completely supersede and replace the conflicting terms of the Award Agreements.

2.                                       Because David Anderson, current President and Chief Executive Officer of the Company (“CEO”), was not CEO at the time of the original 2002 grant under the Company’s 1998 Long-Term Incentive Plan (“LTIP”), the Compensation Committee believes that his replacement performance unit grant made in March of 2004 under the LTIP pursuant to a Special 2002 Performance Unit Award was inappropriately low.  To address this discrepancy and to recognize Mr. Anderson for his 2004 performance as CEO, the Compensation Committee on February 22, 2005 authorized the payment of a discretionary, additional cash bonus to Mr. Anderson in the amount of $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE:	February 28, 2005
		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
		Title:	Vice President and Chief Accounting Officer